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Exhibit 23.4

CONSENT OF PERSON CHOSEN TO BECOME A MANAGER

        Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") relating to the exchange offer of Huntsman LLC (the "Company") for $198,000,000 11 1/2% Senior Notes due 2012 and $100,000,000 Senior Floating Rate Notes due 2011. The undersigned consents to be named in the Registration Statement and any amendments thereto as a person chosen to become a manager of the Company.

Dated: April 19, 2005	/s/ J. Kimo Esplin

J. Kimo Esplin

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  Exhibit 23.4
CONSENT OF PERSON CHOSEN TO BECOME A MANAGER